Form of Notice of Withdrawal of Tender

                         NOTICE OF WITHDRAWAL OF TENDER

                   Regarding Limited Partnership Interests in

                           SEI OPPORTUNITY FUND, L.P.

                   Tendered Pursuant to the Offer to Purchase
                            Dated September 26, 2008

                -------------------------------------------------

                   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
                    AT, AND THIS NOTICE OF WITHDRAWAL MUST BE
                RECEIVED BY THE FUND BY, 5:00 P.M., EASTERN TIME,
                ON OCTOBER 27, 2008, UNLESS THE OFFER IS EXTENDED.

                -------------------------------------------------

       COMPLETE THIS NOTICE OF WITHDRAWAL OF TENDER AND RETURN BY MAIL OR
                                    FAX TO:

                            SEI Private Trust Company
                    Attention: Advisor Network (Service Team)
                                  P.O. Box 1098
                               Oaks, PA 19456-9907
                              OR Fax: 484-676-1021


        For additional information contact your account service director



   YOU ARE RESPONSIBLE FOR CONFIRMING THAT SEI PRIVATE TRUST COMPANY RECEIVES
            THIS NOTICE OF WITHDRAWAL OF TENDER IN A TIMELY MANNER.

Ladies and Gentlemen:

     The undersigned wishes to withdraw the tender of its limited partnership interest in SEI OPPORTUNITY FUND, L.P. (the "Fund"), or the tender of a portion of such interest, for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated _____________________.

This tender was in the amount of:

             [ ] Entire limited partnership interest.

             [ ] Portion of limited partnership interest expressed as a specific dollar value. $___________

             [ ] Portion of limited partnership interest in excess of the Required Minimum Balance.

         The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the interest in the Fund (or portion of the interest) previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

SIGNATURE(S):

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FOR INDIVIDUAL INVESTORS                    FOR OTHER INVESTORS:
AND JOINT OWNERSHIP:


-------------------------                   -------------------------
Signature                                   Print Name of Investor
(SIGNATURE OF OWNER(S) EXACTLY AS
APPEARED IN SUBSCRIPTION DOCUMENTS)

-------------------------                   -------------------------
Print Name of Investor                      Signature
                                            (SIGNATURE OF OWNER(S) EXACTLY AS
                                            APPEARED IN SUBSCRIPTION DOCUMENTS)


-------------------------                   -------------------------
Joint Owner Signature if necessary          Print Name of Signatory and Title
(SIGNATURE OF OWNER(S) EXACTLY AS
APPEARED IN SUBSCRIPTION DOCUMENTS)




-------------------------                   -------------------------
Print Name of Joint Owner                   Co-signatory if necessary
                                            (SIGNATURE OF OWNER(S) EXACTLY AS
                                            APPEARED IN SUBSCRIPTION DOCUMENTS)

                                            -------------------------
                                            Print Name and Title of Co-signatory

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Date:_________________